EXHIBIT 99.1

News Release

October 30, 2012

Ashland Inc. reports preliminary financial results for fourth quarter of fiscal 2012
Posts loss from continuing operations of $3.47 per diluted share primarily due to pension and debt refinancing charges
Adjusted EPS, excluding key items, increase 85 percent to $1.87

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH), a global leader in specialty chemical solutions for consumer and industrial markets, today announced preliminary(1) financial results for the quarter ended September 30, 2012, the fourth quarter of its 2012 fiscal year.

Quarterly Highlights

(in millions except per-share amounts)	Quarter Ended Sept. 30,
	2012	2011
Operating income	$(284)	$(370)
Key items*	530	507
Adjusted operating income*	$246	$137

Adjusted pro forma EBITDA*†	$349	$264

Diluted earnings per share (EPS)
From net income	$(3.49)	$(3.38)

From continuing operations	$(3.47)	$(3.50)
Key items*	5.34	4.51
Adjusted EPS from continuing operations*	$1.87	$1.01

Cash flows provided by operating activities from continuing operations	$239	$154
Free cash flow*	154	35

* See Tables 5, 6 and 7 for definitions and U.S. GAAP reconciliations.
† Includes International Specialty Products Inc. in both periods.

Ashland reported a loss from continuing operations of approximately $272 million, or $3.47 per diluted share, on sales of $2.1 billion. These results included five key items that together reduced income from continuing operations by approximately $422 million, net of tax, or $5.34 per diluted share. The largest key items were a non-cash charge of $3.88 per share related to an actuarial loss on pension, and a charge of 80 cents per share related to debt refinancing during the quarter. Excluding all five key items, Ashland’s adjusted income from continuing operations was $150 million, or $1.87 per diluted share, an increase of 85 percent versus the year-ago quarter.

For the year-ago quarter, Ashland reported a loss from continuing operations of $273 million, or $3.50 per diluted share, on sales of $1.8 billion. The year-ago results included six key items that had a combined negative effect of $353 million, net of tax, or $4.51 per diluted share. Excluding these items, adjusted income from continuing operations was $1.01 per diluted share. The results from the prior-year quarter do not include pre-acquisition ISP results or related financing costs associated with that acquisition. (Please refer to Table 5 of the accompanying financial statements for details of key items in both periods.)

For the remainder of this press release, financial results exclude the effect of key items in both the current and prior-year quarters. The prior year also includes the results of ISP on a pro forma basis. As such, Ashland’s results as compared to the year-ago quarter were as follows:
·	Sales were $2.1 billion; normalizing for currency, divestitures and joint ventures, sales increased 3 percent;
·	Operating income rose 60 percent to $246 million;
·	Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 32 percent to $349 million; and
·	EBITDA as a percent of sales rose 450 basis points to 17 percent, in line with the company’s long-term financial targets.

“We achieved significant year-over-year growth in EBITDA and margins during the quarter, despite economic challenges that tempered sales growth in some of our businesses,” said James J. O’Brien, Ashland chairman and chief executive officer. “Three of our four commercial units generated increased profitability, as we benefitted from better pricing and lower raw material costs. Also during the quarter, we improved our capital structure with a successful refinancing of our nine-and-one-eighth percent senior notes and the implementation of an accounts receivables asset securitization program. In addition, we had a solid quarter for free cash flow, generating $154 million.”

Business Segment Performance
In order to aid understanding of Ashland’s ongoing business performance, the results of Ashland’s business segments are described below on an adjusted or pro forma adjusted basis, and EBITDA or adjusted EBITDA is reconciled to operating income in Tables 7 and 8 of this news release.

Ashland Specialty Ingredients’ sales totaled $734 million, an increase of 9 percent when compared to a year ago on a pro forma basis. EBITDA rose 25 percent, to $193 million, while EBITDA as a percent of sales was 26.3 percent, an increase of 320 basis points versus the year-ago quarter. While year-over-year growth was significant, EBITDA was down sequentially. This is primarily due to reduced sales in our more economically sensitive guar and solvents product lines. Our more specialized businesses, which include Personal Care and Pharmaceutical, generally performed well.

Ashland Water Technologies’ sales totaled $431 million in the September 2012 quarter, a decline of 12 percent from the year-ago quarter. Nearly half of that decline was due to the stronger dollar. Normalizing for currency effects and adjusting for divestitures, sales decreased 4 percent. EBITDA was $33 million, a 34-percent decline from September 2011. EBITDA as a percent of sales was 7.7 percent, down 250 basis points. Issues within Water Technologies have largely continued, with key markets, including Paper and Industrial, remaining soft.

Ashland Performance Materials reported sales of $369 million, a 15-percent decrease from the September quarter on the same pro forma basis, which includes the results of ISP’s elastomers business. Excluding effects associated with our Casting Solutions joint venture and the divested PVAc business, year-over-year sales for Performance Materials declined 10 percent. This sales decrease was almost entirely attributable to lower index-based pricing for elastomers products. Despite overall sales and volume declines, EBITDA held steady at $31 million, while EBITDA as a percent of sales grew 130 basis points to 8.4 percent.

Consumer Markets had a very strong quarter, with significant increases in profitability. Earnings rose on the strength of higher margins, which benefitted primarily from reduced base oil costs. Sales at Ashland Consumer Markets increased 1 percent, to $522 million, when compared to a year ago. EBITDA more than doubled, to $83 million, while EBITDA as a percent of sales was 15.9 percent, an increase of 840 basis points.

After excluding the effects from key items, Ashland’s effective tax rate for the September 2012 quarter was 21 percent, bringing the rate for the full 2012 fiscal year to approximately 26 percent. For fiscal 2013, Ashland expects its effective tax rate to be in the range of 26 to 28 percent.

Summary and Outlook
O’Brien said he is pleased with Ashland’s overall performance in fiscal 2012.

“Fiscal 2012 was a defining year for Ashland. With our transformation into a global specialty chemical company complete, we set our sights on delivering sustained sales and earnings growth. Our performance in 2012 demonstrates that we are on the right strategic track. Adjusted earnings per share from continuing operations increased 70 percent, driven by good earnings growth in most of our commercial units. We also captured $75 million in savings from the successful integration and corporate cost reduction program, improved our capital structure with the debt refinancing, and generated $183 million of free cash flow. We’re beginning to see the type of earnings power that we envisioned when we combined Ashland and ISP, with improved margins that better reflect our focus on specialty chemicals.”

“While the current macroeconomic environment poses additional challenges, we remain committed to achieving our 2014 financial goals. We will drive performance by focusing on organic volume growth, margin expansion, cost efficiencies and strategic capital investment. We are confident in our ability to execute against this plan and create significant shareholder value in the years ahead,”O’Brien said.

Conference Call Webcast
Ashland will host a live webcast of its fourth-quarter conference call with securities analysts at 9 a.m. EDT Tuesday, Oct. 30, 2012. The webcast and supporting materials will be accessible through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures
This news release includes certain non-GAAP (Generally Accepted Accounting Principles) measures. Such measurements are not prepared in accordance with GAAP and should not be construed as an alternative to reported results determined in accordance with GAAP. Management believes the use of such non-GAAP measures assists investors in understanding the ongoing operating performance of the company and its segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP amounts have been reconciled with reported GAAP results in Tables 5, 6 and 7 of the financial statements provided with this news release.

About Ashland
In more than 100 countries, the people of Ashland Inc. (NYSE: ASH) provide the specialty chemicals, technologies and insights to help customers create new and improved products for today and sustainable solutions for tomorrow. Our chemistry is at work every day in a wide variety of markets and applications, including architectural coatings, automotive, construction, energy, food and beverage, personal care, pharmaceutical, tissue and towel, and water treatment. Visit ashland.com to see the innovations we offer through our four commercial units – Ashland Specialty Ingredients, Ashland Water Technologies, Ashland Performance Materials and Ashland Consumer Markets.
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C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In addition, Ashland may from time to time make forward-looking statements in its other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt), severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Ashland undertakes no obligation to subsequently update any forward-looking statements made in this news release or otherwise except as required by securities or other applicable law.

(1) Preliminary Results
Financial results are preliminary until Ashland’s Form 10-K for the fiscal year ended Sept. 30, 2012, is filed with the SEC.

FOR FURTHER INFORMATION:

Investor Relations:
David Neuberger
+1 (859) 815-4454
daneuberger@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com

Ashland Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2012	2011	2012	2011

SALES	$2,056	$1,846	$8,206	$6,502

COSTS AND EXPENSES
Cost of sales (a) (b)	1,598	1,528	6,025	4,890
Selling, general and administrative expense (b) (c)	708	673	1,800	1,451
Research and development expense	46	22	137	80
	2,352	2,223	7,962	6,421
EQUITY AND OTHER INCOME	12	7	58	49

OPERATING INCOME (LOSS)	(284)	(370)	302	130
Net interest and other financing expense (d)	(151)	(33)	(317)	(121)
Net gain (loss) on acquisitions and divestitures	(1)	(26)	1	(5)
Other expense	-	(1)	-	(1)
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(436)	(430)	(14)	3
Income tax benefit	(164)	(157)	(52)	(53)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(272)	(273)	38	56
Income (loss) from discontinued operations (net of income taxes) (e)	(2)	10	(12)	358
NET INCOME (LOSS)	$(274)	$(263)	$26	$414

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$(3.47)	$(3.50)	$.48	$.70
Income (loss) from discontinued operations	(.02)	.12	(.15)	4.47
Net income (loss)	$(3.49)	$(3.38)	$.33	$5.17

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	78	78	80	80

SALES
Specialty Ingredients	$734	$467	$2,878	$1,256
Water Technologies	431	491	1,734	1,902
Performance Materials	369	371	1,560	1,373
Consumer Markets	522	517	2,034	1,971
	$2,056	$1,846	$8,206	$6,502
OPERATING INCOME (LOSS)
Specialty Ingredients	$115	$56	$457	$171
Water Technologies	8	10	72	93
Performance Materials	8	12	99	37
Consumer Markets	74	29	236	213
Unallocated and other (b)	(489)	(477)	(562)	(384)
	$(284)	$(370)	$302	$130

(a)
Includes noncash charges of $28 million for the year ended September 30, 2012 and $16 million for the three months and year ended September 30, 2011 related to the fair value assessment of inventory acquired from International Specialty Products Inc.

(b)
During the current and prior year quarter a significant actuarial loss on pension and postretirement benefit plans was recorded. The loss during the three months and year ended September 30, 2012 was $493 million of expense ($139 million and $354 million recognized within the cost of sales and selling, general and administrative captions, respectively). The loss during three months and year ended September 30, 2011 was expense of $438 million ($132 million and $306 million recognized within the cost of sales and selling, general and administrative expense captions, respectively) and $318 million ($97 million and $221 million recognized within the cost of sales and selling, general and administrative expense captions, respectively).

(c)
Includes charges of $24 million and $93 million for the three months and year ended September 30, 2012, respectively, and $36 million for the three months and year ended September 30, 2011, related to certain company wide restructuring and integration activities related to recent business realignments through acquisitions, divestitures and joint venture arrangements.

(d)
Includes charges of $97 million for the three months and year ended September 30, 2012, and $12 million for the year ended September 30, 2011, related to the refinancing and significant extinguishment of debt during these periods.

(e)
Includes income of $62 million for the year ended September 30, 2011 related to direct results of the Distribution business that was divested on March 31, 2011. Due to the sale qualifying for discontinued operation treatment, the direct results of this business have been presented within this caption. In addition, the year ended September 30, 2011 includes an after-tax gain of $271 million on the sale of the Distribution business.

Ashland Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	September 30	September 30
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$523	$737
Accounts receivable	1,481	1,482
Inventories	1,008	925
Deferred income taxes	116	163
Other assets	81	80
	3,209	3,387

Noncurrent assets
Goodwill	3,332	3,291
Intangibles	1,936	2,134
Asbestos insurance receivable (noncurrent portion)	449	448
Equity and other unconsolidated investments	217	193
Other assets	539	599
	6,473	6,665

Property, plant and equipment
Cost	4,478	4,306
Accumulated depreciation and amortization	(1,646)	(1,392)
	2,832	2,914

Total assets	$12,514	$12,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term debt	$344	$83
Current portion of long-term debt	115	101
Trade and other payables	877	911
Accrued expenses and other liabilities	577	644
	1,913	1,739

Noncurrent liabilities
Long-term debt (noncurrent portion)	3,131	3,648
Employee benefit obligations	1,839	1,566
Asbestos litigation reserve (noncurrent portion)	771	783
Deferred income taxes	208	404
Other liabilities	633	691
	6,582	7,092

Stockholders’ equity	4,019	4,135

Total liabilities and stockholders' equity	$12,514	$12,966

Ashland Inc. and Consolidated Subsidiaries				Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Three months ended		Year ended
	September 30		September 30
	2012	2011	2012	2011
CASH FLOWS (USED) PROVIDED BY OPERATING ACTIVITIES
FROM CONTINUING OPERATIONS
Net income (loss)	$(274)	$(263)	$26	$414
Loss (income) from discontinued operations (net of income taxes)	2	(10)	12	(358)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	110	88	430	299
Debt issuance cost amortization	36	5	54	26
Purchased in-process research and development impairment	13	-	13	-
Deferred income taxes	(151)	(73)	(154)	(57)
Equity income from affiliates	(11)	(2)	(35)	(17)
Distributions from equity affiliates	-	-	3	5
Gain from sale of property and equipment	-	-	(1)	(2)
Stock based compensation expense	8	3	28	16
Stock contributions to qualified savings plans	-	-	-	13
Net (gain) loss on acquisitions and divestitures	2	26	(3)	5
Inventory fair value adjustment related to ISP acquisition	-	16	28	16
Actuarial loss on pension and postretirement plans	493	438	493	318
Change in operating assets and liabilities (a)	11	(74)	(509)	(435)
	239	154	385	243
CASH FLOWS (USED) PROVIDED BY INVESTING ACTIVITIES
FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(134)	(105)	(298)	(201)
Proceeds from disposal of property, plant and equipment	(4)	3	6	14
Purchase of operations - net of cash acquired	-	(1,995)	-	(2,002)
Proceeds from sale of available-for-sale securities	6	11	10	11
Proceeds from sale of operations or equity investments	-	32	41	76
	(132)	(2,054)	(241)	(2,102)
CASH FLOWS (USED) PROVIDED BY FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	500	2,900	502	2,910
Repayment of long-term debt	(944)	(1,206)	(1,023)	(1,513)
Proceeds from short-term debt	299	22	261	12
Repurchase of common stock	-	-	-	(71)
Debt issuance costs	(10)	(82)	(10)	(82)
Cash dividends paid	(18)	(14)	(63)	(51)
Proceeds from exercise of stock options	2	-	4	3
Excess tax benefits related to share-based payments	7	-	12	4
	(164)	1,620	(317)	1,212
CASH (USED) PROVIDED BY CONTINUING OPERATIONS	(57)	(280)	(173)	(647)
Cash (used) provided by discontinued operations
Operating cash flows	(14)	(5)	(31)	2
Investing cash flows	-	(24)	(1)	955
Effect of currency exchange rate changes on cash and
cash equivalents	(3)	1	(9)	10
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(74)	(308)	(214)	320
Cash and cash equivalents - beginning of period	597	1,045	737	417
CASH AND CASH EQUIVALENTS - END OF PERIOD	$523	$737	$523	$737

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$65	$42	$265	$113
Water Technologies	21	24	75	85
Performance Materials	15	11	52	59
Consumer Markets	9	10	36	38
Unallocated and other	-	1	2	4
	$110	$88	$430	$299
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$48	$36	$125	$74
Water Technologies	25	25	56	49
Performance Materials	27	21	54	32
Consumer Markets	23	18	40	34
Unallocated and other	11	5	23	12
	$134	$105	$298	$201

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries				Table 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2012	2011	2012	2011
SPECIALTY INGREDIENTS (a)
Sales per shipping day	$11.6	$4.8	$11.4	$4.3
Metric tons sold (thousands)	96.6	46.9	395.5	174.6
Gross profit as a percent of sales (b) (c)	34.0%	32.5%	33.0%	32.9%
WATER TECHNOLOGIES
Sales per shipping day	$6.8	$7.7	$6.9	$7.5
Gross profit as a percent of sales (b)	31.8%	30.5%	31.7%	30.8%
PERFORMANCE MATERIALS (a)
Sales per shipping day	$5.9	$5.1	$6.2	$5.2
Metric tons sold (thousands)	132.6	115.3	543.9	493.8
Gross profit as a percent of sales (b)	14.3%	12.4%	16.6%	13.1%
CONSUMER MARKETS
Lubricant sales (gallons)	40.5	41.5	158.7	171.3
Premium lubricants (percent of U.S. branded volumes)	30.5%	30.1%	30.3%	31.3%
Gross profit as a percent of sales (b)	29.7%	23.0%	27.1%	27.3%

(a)	All information presented for 2011 excludes activity related to ISP, which was acquired on August 23, 2011.
(b)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.
(c)
Gross profit for the year ended September 30, 2012 includes expense of $28 million related to the fair value of inventory acquired from ISP. Excluding this expense, the gross profit percentage would have been 33.9%.

Ashland Inc. and Consolidated Subsidiaries						Table 5
RECONCILIATION OF NON-GAAP DATA - INCOME (LOSS) FROM CONTINUING OPERATIONS
(In millions - preliminary and unaudited)

	Three Months Ended September 30, 2012
	Specialty	Water	Performance	Consumer	Unallocated
	Ingredients	Technologies	Materials	Markets	& Other	Total
OPERATING INCOME (LOSS)
Actuarial loss on pension and postretirement benefit plans	$-	$-	$-	$-	$(493)	$(493)
Restructuring and other integration costs	-	(7)	(11)	-	(6)	(24)
Impairment of IPR&D assets	(13)	-	-	-	-	(13)
All other operating income	128	15	19	74	10	246
Operating income	115	8	8	74	(489)	(284)

NET INTEREST AND OTHER FINANCING EXPENSE
Premium paid for early redemption of 9.125% senior notes					(67)	(67)
Accelerated amortization					(30)	(30)
All other net interest and other financing expense					(54)	(54)
					(151)	(151)

NET LOSS ON ACQUISITIONS AND DIVESTITURES					(1)	(1)

INCOME TAX (EXPENSE) BENEFIT
Key items					231	231
Tax adjustments and discrete items					(26)	(26)
All other income tax expense					(41)	(41)
					164	164

INCOME (LOSS) FROM CONTINUING OPERATIONS	$115	$8	$8	$74	$(477)	$(272)

	Three Months Ended September 30, 2011
	Specialty	Water	Performance	Consumer	Unallocated
	Ingredients	Technologies	Materials	Markets	& Other	Total
OPERATING INCOME (LOSS)
Actuarial loss on pension and postretirement benefit plans	$-	$-	$-	$-	$(438)	$(438)
Restructuring costs	-	(9)	(1)	-	(26)	(36)
Inventory fair value adjustment	(16)	-	-	-	-	(16)
Environmental reserve adjustment	-	(7)	-	-	(6)	(13)
Accelerated depreciation/impairment	-	(4)	-	-	-	(4)
All other operating income	72	30	13	29	(7)	137
Operating income	56	10	12	29	(477)	(370)

NET INTEREST AND OTHER FINANCING EXPENSE					(33)	(33)

NET LOSS ON ACQUISITIONS AND DIVESTITURES					(26)	(26)

OTHER EXPENSE					(1)	(1)

INCOME TAX (EXPENSE) BENEFIT
Key items					169	169
Tax adjustments and discrete items					11	11
All other income tax expense					(23)	(23)
					157	157

INCOME (LOSS) FROM CONTINUING OPERATIONS	$56	$10	$12	$29	$(380)	$(273)

Ashland Inc. and Consolidated Subsidiaries				Table 6
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW
(In millions - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
Free cash flow	2012	2011	2012	2011
Total cash flows provided by operating activities
from continuing operations	$239	$154	$385	$243
Adjustments:
Additions to property, plant and equipment	(134)	(105)	(298)	(201)
Cash dividends paid	(18)	(14)	(63)	(51)
ISP acquisition - change in control payment (a)	-	-	92	-
Premium paid for early redemption of 9.125% senior notes (b)	67	-	67	-
Free cash flows	$154	$35	$183	$(9)

(a)	Since payment was generated from investment activity, this amount has been included within this calculation.
(b)	Since payment was generated from financing activity, this amount has been included within this calculation.

Ashland Inc. and Consolidated Subsidiaries		Table 7
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended
	September 30
Adjusted EBITDA - Ashland Inc.	2012	2011
Net loss	$(274)	$(263)
Income tax benefit	(164)	(157)
Net interest and other financing expense	151	33
Depreciation and amortization (a)	104	84
EBITDA	(183)	(303)
Loss (income) from discontinued operations (net of income taxes)	2	(10)
Operating key items (see Table 5)	530	507
Net loss on acquisition and divestiture key items	-	26
Results of the ISP business prior to acquisition (b)	-	43
Other expense	-	1
Adjusted EBITDA	$349	$264

Adjusted EBITDA - Specialty Ingredients
Operating income	$115	$56
Add:
Depreciation and amortization	65	42
Key items (see Table 5)	13	16
Results of the ISP business prior to acquisition (b)	-	41
Adjusted EBITDA	$193	$155

Adjusted EBITDA - Water Technologies
Operating income	$8	$10
Add:
Depreciation and amortization (a)	18	20
Key items (see Table 5)	7	20
Adjusted EBITDA	$33	$50

Adjusted EBITDA - Performance Materials
Operating income	$8	$12
Add:
Depreciation and amortization (a)	12	11
Key items (see Table 5)	11	1
Results of the ISP business prior to acquisition (b)	-	7
Adjusted EBITDA	$31	$31

Adjusted EBITDA - Consumer Markets
Operating income	$74	$29
Add:
Depreciation and amortization	9	10
Key items (see Table 5)	-	-
Adjusted EBITDA	$83	$39

(a)
Depreciation and amortization excludes accelerated depreciation of $3 million and $4 million for Water Technologies for the three months ended September 30, 2012 and 2011, respectively, and $3 million for Performance Materials for the three months ended September 30, 2012, which are displayed as key items (as applicable) within this table.

(b)	The ISP business results during 2011 relate to the operating income and depreciation and amortization recognized for the period in which Ashland did not yet own this business.

Ashland Inc. and Consolidated Subsidiaries					Table 8
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

RECONCILIATION OF SEPTEMBER 2011 QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
ASHLAND SPECIALTY INGREDIENTS Three Months Ended September 30, 2011	Ashland As Reported Results	ISP Pro Forma Results	Additional Purchase Accounting D&A	Key Items	Adjusted Pro Forma Results
Sales	$467	$205	$-	$-	$672
Cost of sales	334	139	9	(16)	466
Gross profit as a percent of sales	28.5%	32.2%			30.7%
SG&A expenses (includes research and development)	78	34	7	-	119
Equity and other income	1	-	-	-	1
Operating income	56	32	(16)	16	88
Operating income as a percent of sales	12.0%	15.6%			13.1%
Depreciation and amortization	42	9	16	-	67
Earnings before interest, taxes, depreciation and amortization	$98	$41	$-	$16	$155
EBITDA as a percent of sales	21.0%	20.0%			23.1%

RECONCILIATION OF SEPTEMBER 2011 QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
ASHLAND PERFORMANCE MATERIALS Three Months Ended September 30, 2011	Ashland As Reported Results	ISP Pro Forma Results	Additional Purchase Accounting D&A	Key Items	Adjusted Pro Forma Results
Sales	$371	$65	$-	$-	$436
Cost of sales	323	56	-	(1)	378
Gross profit as a percent of sales	12.9%	13.8%			13.3%
SG&A expenses (includes research and development)	37	3	-	-	40
Equity and other income	1	-	-	-	1
Operating income	12	6	-	1	19
Operating income as a percent of sales	3.2%	9.2%			4.4%
Depreciation and amortization	11	1	-	-	12
Earnings before interest, taxes, depreciation and amortization	$23	$7	$-	$1	$31
EBITDA as a percent of sales	6.2%	10.8%			7.1%

RECONCILIATION OF SEPTEMBER 2011 QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
ASHLAND INC. Three Months Ended September 30, 2011	Ashland As Reported Results	ISP Pro Forma Results	Additional Purchase Accounting D&A	Key Items	Adjusted Pro Forma Results
Sales	$1,846	$270	$-	$-	$2,116
Cost of sales	1,528	195	9	(152)	1,580
Gross profit as a percent of sales	17.2%	27.8%			25.3%
SG&A expenses (includes research and development)	695	42	7	(355)	389
Equity and other income	7	-	-	-	7
Operating income	(370)	33	(16)	507	154
Operating income as a percent of sales	-20.0%	12.2%			7.3%
Depreciation and amortization	88	10	16	(4)	110
Earnings before interest, taxes, depreciation and amortization	$(282)	$43	$-	$503	$264
EBITDA as a percent of sales	-15.3%	15.9%			12.5%